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                                                                  EXHIBIT 10.2

AMENDMENT TO THE VENATOR GROUP 1998 STOCK OPTION AND AWARD PLAN

         1. The first sentence of Section 5(a) is hereby amended to read as follows:

                           (a)      The maximum number of shares of Stock
reserved for issuance pursuant to the Plan or with respect to which Awards may be granted shall be twelve million (12,000,000) shares, subject to adjustment as provided herein, except that the number of such shares reserved for issuance as Restricted Stock and Other Stock-Based Awards shall be three million (3,000,000) shares.

         2.       Section 5(c) is deleted in its entirety.

         3. Sections 5(d), 5(e), 5(f), and 5(g) are amended by designating them as Sections 5(c), 5(d), 5(e) and 5(f), respectively.